                                                                  Exhibit 4(d)

                               [FORM OF NEW NOTE]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-2                                               CUSIP No. -------------



                             TXU ENERGY COMPANY LLC

                   FLOATING RATE EXCHANGE SENIOR NOTE DUE 2006

                  TXU ENERGY COMPANY LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

                                   CEDE & CO.,

or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) on January 17, 2006. This Security shall bear interest as specified on the reverse of this Security.

                  Payment of the principal of (and premium, if any) and interest at Maturity on this Security shall be made upon presentation of this Security at the office or agency of the Company maintained for that purpose in The City of New York, in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (other than interest payable at Maturity) may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register, and provided, further, that if such person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such person.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                     [REVERSE OF FLOATING RATE SENIOR NOTE]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of March 1, 2003 (herein, together with any amendments or supplements thereto, called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                  1. Interest

                  The Securities of this series will bear interest at a per annum rate ("Interest Rate") determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent ("Calculation Agent"). The Interest Rate for each period commencing on and including the immediately preceding Interest Payment Date (as defined below) to but excluding the applicable Interest Payment Date (each an "Interest Period") will be equal to 3-month LIBOR (as defined below) on the second London Banking Day (as defined below) immediately preceding the first day of such Interest Period ("Interest Determination Date"), plus .78%. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period. The determination of the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Holders of this Security, the Company and the Trustee. The Interest Rate will be reset on the first day of each Interest Period for the Security of this series (each an "Interest Reset Date"). "London Banking Day" shall mean any day on which commercial banks are open for business, including dealings in Dollars, in London. The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days for which interest is payable in such Interest Period, divided by 360.

                  "3-month LIBOR" for any Interest Determination Date will be:

                  (a) the rate for three-month deposits in Dollars commencing on the related Interest Reset Date, that appears on the Moneyline Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the Interest Determination Date; or

                  (b) if no rate appears on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in Dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

                  (c) if fewer than two offered quotations referred to in clause
(b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in Dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

                  (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect on the particular Interest Determination Date.

                  "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for Dollars.

                  Interest on this Security shall be paid in arrears on October 14, 2004, January 14, 2005, April 14, 2005, July 14, 2005, October 14, 2005 and
January 17, 2006 (each an "Interest Payment Date"), at the Interest Rate per annum determined by the Calculation Agent on each Interest Determination Date, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including July 14, 2004, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day next preceding the relevant Interest Payment Date (each a "Regular Record Date"), except that interest payable at Maturity will be payable to the Person to whom principal shall be paid.

                  In the event that any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought forward to the immediately preceding Business Day. If the Maturity of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Maturity to such next succeeding Business Day. The term "Business Day" means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close, provided such day is also a London Banking Day.

                  Any interest payable on this Security on any Interest Payment Date and not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the Regular Record Date for such Interest Payment Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  2. Redemption

                  The Securities of this series are redeemable in whole, or in part, at any time at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest to, but excluding, the Redemption Date.

                  Notice of redemption (other than at the option of the Holder) shall be given by mail to Holders of Securities, not less than 20 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the Redemption Date; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  3. General

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

                  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, member, limited partner, officer, manager or director, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, member, limited partner, officer, manager or director, past, present or future, of the Company or of any predecessor or successor of the Company, either directly or indirectly through the Company or any predecessor or successor of the Company, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or to be implied therefrom or herefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                             TXU ENERGY COMPANY LLC


                                 By:-------------------------------------



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:


                        THE BANK OF NEW YORK, as Trustee


                                By:---------------------------------------
                                    Authorized Signatory